                                                                    EXHIBIT 3.13

                                     BYLAWS
                                       OF
                          T.O. HAAS HOLDING CO., INC.


                                   ARTICLE I

                            MEETINGS OF STOCKHOLDERS

         1. Annual Meeting. The annual meeting of the stockholders for the election of directors and the transaction of such other business as may come before the meeting shall be held each year on the 3rd Tuesday in May at 10:00 A.M. unless a different hour is specified in the notice or waiver of notice.

         2. Special Meetings. A special meeting of the stockholders may be called at any time by the President or Vice President or by the holders of a majority of the shares of stock then issued and outstanding.

         3. Place of Meetings. All meetings shall be held at the corporation's principal office, in Lincoln, Nebraska unless a different place is specified in the notice or waiver of notice.

         4. Notice of Meetings. Written notice of the time and place shall be mailed to each stockholder at least five days before such meeting. Written notice of the time and place of a special meeting, and of the purpose for which the meeting is called, shall be mailed to each stockholder at least five days before any such meeting. No notice shall be required as to any stockholder who signs a written waiver of notice of the meeting.

         5. Quorum. The presence at any regular or special meeting, in person or by proxy, of the holders of record of a majority of the shares of stock then issued and outstanding shall constitute a quorum for the transaction of business. If a quorum is not present, the stockholders who are present may adjourn the meeting until a quorum is present. At any adjourned meeting at which a quorum is present, any business may be transacted which could have been transacted at the meeting as originally called.

         6. Voting. All matters shall be decided by a majority of the shares present and voting at any meeting, unless otherwise provided by statute or by the Articles of Incorporation. Corporate stockholders shall be represented by either its President or Vice President.


                                   ARTICLE II

                               BOARD OF DIRECTORS

         1. General Powers. The business of the corporation shall be managed by the Board of Directors and the officers, but all matters of policy shall be determined by the Board of Directors.

         2. Number. There shall be at least 3 and not more than 9 directors.

         3. Election. The first Board of Directors shall be appointed by the incorporator to serve until the first special or annual meeting of the stockholders and until their successors are elected and qualified. Thereafter, the stockholders shall elect directors to serve until the next annual meeting and until their successors are elected and qualified. Directors need not be stockholders. In the event more than 3 directors shall be elected, then, the terms of all non-shareholder directors shall be staggered. In such event, the term of any 3 directors shall not end in the same year, and each such director shall serve a minimum term of two years, provided, however, that at the time of the first election of such directors, an original term of one year may be set by vote of the shareholders for any such directors. Compensation of non-shareholder directors shall be determined by the Board of Directors.

         4. Resignations and Vacancies. The stockholders or the Board of Directors may accept the resignation of a director before his term has expired. Vacancies in the Board of Directors shall be filled by the stockholders in accordance with the provisions of Article II, Section 3, or by the remaining directors.

         6. Advisory Board. The Board of Directors may, at its discretion, appoint an Advisory Board to be composed of such individuals as the Board of Directors decides. The Advisory Board shall have no voting authority or power, shall be advisory only, and shall attend such Board of Directors meetings as requested by the President of the Corporation or the Chairman of the Board of Directors.


                                  ARTICLE III

                             MEETINGS OF DIRECTORS

         1. Annual Meeting. The annual meeting of the Board of Directors for the election of officers and transaction of such other business as may come before the meeting shall be held immediately following the adjournment of the annual meeting of stockholders and at the same location.

         2. Special Meetings. Special meetings of the Board of Directors may be held at any time and place on call of the President or Vice-President or any director. Reasonable notice of the time and place thereof shall be given orally or in writing to the director, unless such notice is waived by him in writing.

         3. Quorum. A majority of the directors shall constitute a quorum at any meeting and any action by the Board of Directors shall require the affirmative vote of a majority of those present. In the absence of a quorum, the director or directors present may adjourn the meeting from time to time until a quorum is present.


                                   ARTICLE IV

                                    OFFICERS

         1. Officers. The corporation shall have a President, a Vice President, a Secretary and a Treasurer and such other officers as may be determined from time to time by the Board of Directors, and the same person may hold two or more of said offices, except that the President may not also hold the office of Vice President.

         2. Election. Officers shall be elected annually and shall serve until their successors are elected and qualified. Officers need not be directors or stockholders.

         3. Removal. The Board of Directors may, at a meeting called for that purpose, remove any officer.

         4. Resignations and Vacancies. The Board of Directors may accept the resignation of an officer. A vacancy in any office may be filled by the Board of Directors.

         5. Executive Committee. The Board of Directors may convene an Executive Committee to be composed of such officers or key employees of the Corporation or any of its subsidiaries as the Board deems advisable. The Executive Committee shall have the powers and duties delegated and prescribed to it by the Board of Directors. The Executive Committee shall meet regularly at such times and such places as it shall decide.


                                   ARTICLE V

                        DUTIES AND SALARIES OF OFFICERS

         1. President. The President shall be the chief executive officer of the corporation. He shall preside at all meetings of the stockholders and the directors; shall see that all orders and resolutions of the Board of Directors are carried into effect; and shall execute bonds, notes, deeds, mortgages, contracts and other instruments for the corporation.

         2. Vice President. In the absence of the President, or in the event of his inability to act as such, the Vice President may perform the duties of the President. He shall assist the President and shall perform such duties as are assigned to him by the Board of Directors.

         3. Secretary. The Secretary shall issue necessary notices of meetings, shall keep the minutes, shall have charge of the seal, and shall sign such instruments as require his signature, and shall perform all duties incident to his office or that are properly required of him by the Board of Directors.


















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         4.       Treasurer.  The Treasurer shall see that the books of account are kept and are balanced each month, and that such financial statements or reports are prepared as the Board of Directors may require.

         5. Salaries. The salaries of all officers and agents of the corporation shall be fixed by the Board of Directors.


                                  ARTICLE VI

                                 CAPITAL STOCK

         1. Certificates. Certificates of stock shall be issued to holders of fully paid stock in numerical order from the stock certificate book, and shall be signed by the President and by the Secretary and impressed with the corporate seal. A record of each certificate issued shall be kept on a stub thereof.

         2. Transfer. Transfers of stock shall be made only upon the books of the company; and before a new certificate is issued, the old certificate must be surrendered for cancellation.

         3. Restricted Sale on Assignment. The sale and transfer of stock in the corporation by the original stockholders may be restricted, and by acceptance of the original stock certificates, each stockholder may agree that his stock cannot be sold or transferred to any third party without first being offered for sale to the corporation at a price to be agreed upon by separate written agreement, or if none, by the corporation and stockholders annually. Each certificate of stock shall then contain the following or substantially similar language: "Transfer of this certificate and the stock represented thereby is restricted in accordance with the records of the corporation."


                                  ARTICLE VII

                                   DIVIDENDS

         The Board of Directors may, subject to the laws and statutes of Nebraska and the Articles of Incorporation, declare dividends on the capital stock of the corporation.

Dividends may be paid in cash, in property, or in shares of the capital stock of the corporation at par.


                                  ARTICLE VIII

                                   AMENDMENTS

         These Bylaws may be amended or repealed at any meeting of the Board of Directors.


                                  CERTIFICATE

         I hereby certify that the foregoing are the Bylaws duly approved and adopted at the first meeting of the Shareholders & Directors of the aforesaid corporation.

         DATED this 10th day of March, 1983.


                                             /s/ Randy Haas
                                             ------------------------------
                                                 Assistant Secretary

                                                                        NBCI 104


                             CERTIFICATE OF BY-LAWS


         The undersigned Rickey L. Haas, Secretary of T.O. Haas Holding Co., Inc., hereby certifies that the foregoing By-Laws were adopted as the Corporate By-Laws of the corporation at its duly called meeting of the Board of Directors of said corporation on the ___ day of ___________, 19__, and have not be rescinded or amended to date other than as indicated and are presently in full force and effect.

Certified as of March ___, 1984.



---------------------------------              ---------------------------------
           Attested To                                Corporate Secretary
         Randall M. Haas                                Rickey L. Haas



             (SEAL)

                                 AMENDED BYLAWS

                                       OF

                          T.O. HAAS HOLDING CO., INC.

                                   ARTICLE I

                            MEETINGS OF STOCKHOLDERS

         1. Annual Meeting. The annual meeting of the stockholders for the election of directors and the transaction of such other business as may come before the meeting shall be held each year on the second (3rd) Tuesday In May at 10:00 A.M. or at such other time designated by the Board of Directors.

         2. Special Meetings. A special meeting of the stockholders may be called at any time by the President or Vice President or by the holders of not less than one tenth of the shares of stock entitled to vote at such meeting or by a majority of the Board of Directors.

         3. Place of Meetings. All meetings shall be held at the corporation's principal office, 640 West "O" Street, Lincoln, Nebraska, unless a different place is specified in the notice or waiver of notice.

         4. Notice of Meetings. Written or printed notice of the time and place of the annual meeting shall be mailed to each stockholder not less than ten (10) nor more than fifty (50) days before such meeting. Written notice of the time and place of a special meeting, and of the purpose for which the meeting is called, shall be mailed to each stockholder not less than ten (10) nor more than fifty (50) days before any such meeting. No notice shall be required as to any stockholder who signs a written waiver of notice of any meeting.

         5. Quorum. The presence at any regular or special meeting, in person or by proxy, of the holders of record of a majority of the shares of stock then issued and


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

outstanding shall constitute a quorum for the transaction of business. If a quorum is not present, the stockholders who are present may adjourn the meeting until a quorum is present. At any adjourned meeting at which a quorum is present, any business may be transacted which could have been transacted at the meeting as originally called.


         6. Closing of Transfer Books or Fixing of Record Date. The Board of Directors of the corporation may close its stock transfer books for a period of not less than ten (10) nor more than fifty (50) days preceding the date of any meeting of shareholders, or the date for the payment of any dividend or for the allotment of rights, or the date when any exchange or reclassification of shares shall be effective; or, in lieu thereof, may fix in advance a date, not less than ten (10) nor more than fifty (50) days preceding the date of any meeting of shareholders, or the date for the payment of any dividend or for the allotment of rights, or the date when any exchange or reclassification of shares shall be effective, as the record date for the determination of shareholders entitled to notice of, or to vote at, such meeting, or shareholders entitled to receive payment of any such dividend or to receive any such allotment of rights, or to exercise rights in respect of any exchange or reclassification of shares; and the shareholders of record on such date of closing the transfer books, or on the record date so fixed, shall be the shareholders entitled to notice of and to vote at, such meeting, or to receive payment of such dividend or to receive such allotment of rights, or to exercise such rights in the event of an exchange or reclassification of shares, as the case may be. If the Board of Directors shall not have closed the transfer books or set a record date for the determination of its stockholders entitled to vote as hereinabove provided, the record date shall be at the close of business on the day next preceding the day on which notice is given, or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held.


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

         7. Voting Lists. At least ten (10) days prior to any meeting of the stockholders, the officer or agent having charge of the transfer book for shares of the corporation shall make a complete list of the shareholders entitled to vote at such meeting, arranged in alphabetical order with the address of, and the number of shares held by, each shareholder, which list, for a period of ten days prior to such meeting, shall be kept on file at the registered office of the corporation and shall be subject to inspection by any shareholder at any time during usual business hours. Such list shall also be produced and kept open at the time and place of the meeting and shall be subjected to the inspection of any shareholder during the whole time of the meeting. The original share ledger or transfer book or a duplicate thereof kept in this state, shall be prima facie evidence as to who are the shareholders entitled to examine such list or share ledger or transfer book or to vote at any meeting of shareholders.

         8. Proxies. At all meetings of shareholders, a shareholder may vote by proxy executed in writing by the shareholder or by his duly authorized attorney-in-fact. Such proxy shall be filed with the Secretary of the corporation before, or at the time of the meeting. No proxy shall be valid if dated more than eleven (11) months prior to the date of the meeting, unless otherwise provided in the proxy.

         9. Voting of Shares. Subject to the provisions of Section 11, each outstanding share of capital stock having voting rights shall be entitled to one vote upon each matter submitted to a vote at a meeting of shareholders.


         10. Voting of Shares by Certain Holders. Shares standing in the name of another corporation, domestic or foreign, may be voted by such officer, agent, or proxy as the by-laws of such corporation may prescribe, or, in the absence of such provisions, as the Board of Directors of such corporation may determine.


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

         (a) Shares standing in the name of a deceased person may be voted by his personal representative either in person or by proxy. Shares standing in the name of a guardian, conservator, or trustee may be voted by such fiduciary either in person or by proxy, but no such fiduciary shall be entitled to vote shares held by him without a transfer of such shares into his name.


         (b) Shares standing in the name of a receiver may be voted by such receiver, and shares held by or under the control of a receiver may be voted by such receiver without the transfer thereof into his name if authority to do so is contained in an appropriate order of the court by which such receiver was appointed.

         (c) A shareholder whose shares are pledged shall be entitled to vote such shares until the shares have been transferred into the name of the pledgee, and thereafter the pledgee shall be entitled to vote the shares so transferred.

         11. Cumulative Voting. In all elections for directors, every shareholder of capital stock having voting rights shall have the right to vote, in person or by proxy, the number of shares owned by him for as many persons as there are directors to be elected, or to accumulate said shares, and give one candidate as many votes as the number of directors multiplied by the number of his voting shares shall equal, or to distribute them on the same principle among as many candidates as he shall see fit.

         12. Consent Actions. Any action required to be taken at a meeting of the shareholders of this corporation or any action which may be taken at a meeting of the shareholders may be taken without a meeting if consents in writing, setting forth the action so taken, shall be signed by all of the shareholders entitled to vote with respect to


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

the subject matter thereof. Such consents shall have the same force and effect as a unanimous vote of the shareholders at a meeting duly held and may be stated as such in any certificate or document. The Secretary shall file the consents with the minutes of the meetings of shareholders.

                                   ARTICLE II

                               BOARD OF DIRECTORS

         1. General Powers. The business of the corporation shall be managed by the Board of Directors and the officers, but all matters of policy shall be determined by the Board of Directors.

         2. Number. There shall be a minimum of five (5) and a maximum of twenty-five (25) directors as shall be determined from time to time by the Board of Directors or the shareholders, but in no event shall a decrease in the number have the effect of shortening the term of any incumbent director.

         3. Election. Except as provided in Section 5 of this Article II, stockholders at each annual meeting shall elect directors to serve until the next annual meeting and until their successors are elected and qualified. Directors need not be stockholders.

         4. Vacancies. In case of the death, resignation or disqualification of one or more of the directors, the surviving or remaining directors though less than a quorum, by majority vote, may fill such vacancy or vacancies until the successor or successors are elected. A director elected to fill a vacancy shall serve as such until the expiration of the term of the director whose place he has been elected to fill even though that term may extend beyond the next annual meeting of shareholders.

         5. Classification. In the event that the number of directors equals or exceeds nine (9) at any time, the directors shall be divided into three classes with each


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
class to be as nearly equal in number as possible, with the term of office of one class expiring each year. At the time that the directors me divided into classes, the members of each class shall be designated by the Board of Directors. At the first annual meeting of shareholders after a classification of the directors, directors of the first class shall be elected to hold office for a term expiring at the next succeeding annual meeting of the shareholders, directors of the second class shall be elected to hold office for a term expiring at the second succeeding annual meeting of shareholders and directors of the third class shall be elected to hold office for a term expiring at the third succeeding annual meeting of shareholders. At each annual meeting held thereafter while the directors are classified, directors shall be elected to hold office for a three (3) year term to succeed those whose terms expire at that meeting. When the number of directors is changed, any newly created directorship(s) or any decrease in directorship(s) shall be so apportioned among the classes as to make all classes as nearly equal in number as possible. Each director shall hold office for the term for which he is elected or until his successor shall have been elected and qualified. Directors may be, but need not be, shareholders.

                                   ARTICLE III

                              MEETINGS OF DIRECTORS

         1. Annual Meeting. The annual meeting of the Board of Directors for the election of officers and transaction of such other business as may come before the meeting shall be held immediately following the adjournment of the annual meeting of stockholders and at the same location.

         2. Special Meetings. Special meetings of the Board of Directors may be held at any time and place on call of the President or Vice President or any director. Reasonable notice of the time and place thereof shall be given orally or in writing to each director, unless such notice is waived by him in writing.


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

         3. Quorum. A majority of the directors shall constitute a quorum at any meeting and any action by the Board of Directors shall require the affirmative vote of a majority of those present. In the absence of a quorum, the director or directors present may adjourn the meeting from time to time until a quorum is present.

         4. Compensation. Directors as such shall not receive any stated salaries for their services, but by resolution of the Board of Directors a fixed sum and expenses of attendance, if any, may be allowed for attendance at each annual or special meeting of the Board of Directors; provided, that nothing herein contained shall be construed to preclude any director from serving the corporation in any other capacity and receiving compensation therefor.

         5.       Removal. Directors may be removed as provided by law.

         6. Consent Actions. Any action which is required to be or may be taken at a meeting of the directors may be taken without a meeting if consents in writing, setting forth the action so taken, are signed by all of the directors. The consents shall have the same force and effect as a unanimous vote of the directors at a meeting duly held, and may be stated as such in any certificate or document filed under this chapter. The secretary shall file the consents with the minutes of the meetings of the Board of Directors.

                                   ARTICLE IV

                                   COMMITTEES

         1. Executive Committee. The Board of Directors by resolution adopted by a majority of the whole Board may establish from among its membership an Executive Committee consisting of two (2) or more directors who shall serve at the pleasure of the Board of Directors. The Executive Committee shall have and may exercise all power given to the Board of Directors by the Articles of Incorporation, the statutes and laws of the State of Nebraska, and these by-laws with respect to the usual and ordinary decisions in the conduct of the business in the interim between annual meetings of the Board of Directors. The Executive Committee shall report in detail to the full Board following each meeting of the Executive Committee, on actions authorized by the Executive Committee. The full Board shall have the right to amend, change, alter, or revoke any action approved by the Executive Committee, except no such change shall be made as to any action upon which a third party has relied. Vacancies in the Executive Committee shall be filled by the Board of Directors. The Executive Committee shall designate one of its members as Chairman and shall keep a record of its meetings and transactions.

         2. Meetings of the Executive Committee. A majority of the Executive Committee shall constitute a quorum. The Executive Committee may determine its rules of procedure and the notice to be even of its meetings.

         3. Other Committees. The Board of Directors by resolution may provide for such other standing or special committees of two (2) or more persons as it deems desirable and discontinue the same at its pleasure. Each such committee shall have such powers and perform such duties not inconsistent with law as may be assigned to it by the Board of Directors.


                                    ARTICLE V

                                    OFFICERS

         1. Officers. The corporation shall have a President, a Vice President, Secretary and a Treasurer, one or more executive Vice Presidents and such other officers as the Board of Directors may from time to time deem appropriate. All officers and agents of the corporation, as between themselves and the corporation, shall have such authority and perform such duties in the management of the property and affairs of the corporation as may be provided in the by-laws, or, in the absence of such provision, as may be determined by resolution of the Board of Directors.


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

         2. Election and Term of Office. The officers of the corporation shall be elected annually by the Board of Directors at the annual meeting of the Board of Directors held after each annual meeting of shareholders. If the election of officers shall not be held at such meeting, such election shall be held as soon thereafter as practicable. Vacancies may be filled or new offices created and filled at any meeting of the Board of Directors. Each officer shall hold office until his successor shall have been duly elected and shall have qualified or until his death or until such officer shall resign or shall have been removed in the manner hereinafter provided. Executive Vice Presidents and Assistant Secretaries may be appointed by the President subject to ratification by the Board of Directors at the next following annual or special meeting or by consent action.

         3. Removal. Any officer or agent elected or appointed by the Board of Directors may be removed by the Board of Directors whenever in its judgment the best interests of the corporation would be served thereby, but such removal shall be without prejudice to the contract rights, if any, of the person so removed.

         4. Vacancies. A vacancy in any office because of death, resignation, removal, disqualification or otherwise, may be filled by the Board of Directors for the unexpired portion of the term.

                                   ARTICLE VI

                        DUTIES AND SALARIES OF OFFICERS

         1. President. The President shall be the Chief Executive Officer of the corporation. The President shall preside at all meetings of the stockholders and the directors; shall see that all orders and resolutions of the Board of Directors are carried into effect; and shall execute bonds, notes, deeds, mortgages; contracts and other instruments for the corporation.

         2. Vice President. In the absence of the President, or in the event of his inability to act as such, the Vice President may perform the duties of the President. The


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

vice president shall assist the President and shall perform such duties as are assigned to him by the Board of Directors.

         3. Secretary. The Secretary shall issue necessary notices of meetings, shall keep the minutes, shall have charge of the seal, and shall sign such instruments as require his signature, and shall perform all duties incident to his office or that are properly required of him by the Board of Directors.

         4. Treasurer. The Treasurer shall see that the books of account are kept and are balanced each month, and that such financial statements or reports are prepared as the Board of Directors may require.

         5. Other Officers. The duties of all other officers shall be as determined by the Board of Directors or the President.

         6. Compensation. The compensation of the officers shall be fixed from time to time by the Board of Directors except to the extent such responsibility is delegated to the President (who may in no event fix his own compensation) and no officer shall be prevented from receiving such compensation by reason of the fact that he is also a director of the corporation.

         7. Proxy Votes. Unless otherwise ordered by the Board of Directors, the President or a Vice President duly authorized by the President shall have full power and authority on behalf of the company to attend and to vote at any meeting of the shareholders of any corporation in which this company may hold stock and may exercise on behalf of this corporation any and all of the rights and powers incident to the ownership of such stock at any such meeting, and shall have power and authority to execute and deliver proxies and consents on behalf of this corporation in connection with the exercise by this corporation of the rights and powers incident to the ownership of such stock. The Board of Directors from time to time may confer like powers upon any other person or persons.

         8. Duties of Officers May Be Delegated. In the absence or disability of any officer of the corporation, not otherwise provided for in
Article V, or for any other reason that the Board of Directors may deem sufficient, the Board of Directors, by majority vote, may delegate, for as long a time as the Board of Directors shall deem necessary, all the powers and duties, or any of them, of such officers to any other officer or to any director or to any other person.

                                   ARTICLE VII

                      CONTRACTS, LOANS, CHECKS AND DEPOSITS

         1. Contracts. The Board of Directors may authorize any officer or officers, agent or agents, to enter into any contract or execute and deliver any instrument in the name of and on behalf of the corporation, and such authority may be general or confined to specific instances.

         2. Checks, Drafts, Etc. All checks, drafts or other order for the payment of money, notes or other evidences of indebtedness issued in the name of the corporation shall be signed by such officer or officers, agent or agents of the corporation and in such manner as shall from time to time be determined by resolution of the Board of Directors.

         3. Deposits. All funds of the corporation not otherwise employed shall be deposited from time to time to the credit of the corporation in such banks, trust companies or other depositaries as the Board of Directors may select.

                                  ARTICLE VIII

                   CERTIFICATES FOR SHARES AND THEIR TRANSFER

         1. Certificates for Shares. Certificates representing shares of the corporation shall be in such form as may be determined by the Board of Directors. Each shareholder shall be entitled to have a certificate stating the number of shares owned by


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

him in this corporation. All such certificates shall be signed by the President or a Vice President and the Secretary or an Assistant Secretary or by a facsimile of the signature of such officers. Every certificate authenticated by a facsimile of a signature must be countersigned by a transfer agent or transfer clerk, or by the facsimile signature of the trader agent or transfer clerk, and be registered by an incorporated bank or trust company, either domestic or foreign as registrar of transfers, before issuance. Even though an officer who signed, or whose facsimile signature has been written, printed or stamped on, a certificate for shares shall have ceased by death, resignation, or otherwise to be an officer of the Corporation before such certificate is delivered by the Corporation, such certificate shall be as valid as though signed by a duly elected, qualified, and authorized officer, if it be countersigned by a signature or facsimile signature of a transfer agent or transfer clerk and registered by an incorporated bank or trust company as registrar of transfers. All certificates for shares shall be consecutively numbered. The name of the person owning the shares represented thereby with the number of shares and date of issue shall be entered on the books of the corporation. All certificates surrendered to the corporation for transfer shall be cancelled, and no new certificates shall be issued until the former certificate for a like number of shares shall have been surrendered and cancelled, except that in case of a lost, destroyed, or mutilated certificate a new certificate may be issued therefor upon such terms and indemnity to the corporation as the Board of Directors may prescribe.

         2. Transfers of Shares. Transfers of shares of the corporation shall be made only on the books of the corporation by the registered holder thereof or by his attorney thereunto authorized by power of attorney duly executed and filed with the Secretary of the corporation, and on surrender for cancelation of the certificate for such shares. The person in whose name shares stand on the books of the corporation shall be deemed the owner thereof for all purposes as regards the corporation. Upon surrender to this corporation or the transfer agent of the corporation of a certificate for shares, duly endorsed or accompanied by proper evidence of succession, assignment or authority to transfer, it shall be the duty of the corporation to cancel the old certificate; issue a new certificate to the person entitled thereto, and record the transaction on its books.

                                   ARTICLE IX

                                    DIVIDENDS

         The Board of Directors from time to time may declare and the corporation may pay, dividends on its outstanding shares in the manner and upon the terms and conditions provided by law and its articles of incorporation.

                                    ARTICLE X

                                 CORPORATE SEAL

         The Board of Directors shall provide a corporate seal which shall be in the form of a circle and shall have inscribed thereon the name of the corporation and the words "Corporate Seal, Nebraska."

                                   ARTICLE XI

                                WAIVER OF NOTICE

         Whenever any notice whatever is required to be given under the provisions of these by-laws or under the provisions of the articles of incorporation or under the provisions of the Nebraska Business Corporation Act, waiver thereof in writing, signed by the person or persons entitled to such notice, whether before or after the time stated therein, shall be deemed equivalent to the giving of such notice.

                                   ARTICLE XII

                INDEMNIFICATION OF OFFICERS AND DIRECTORS AGAINST

                      LIABILITIES AND EXPENSES IN ACTIONS

         1. The corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit, or proceeding, whether civil, criminal, administrative or investigative, other than an action by or in the right of the corporation, by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation partnership, joint venture, trust or other enterprise, against expenses, including attorneys' fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit, or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit, or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that his conduct was unlawful.

         2. The corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses, including attorneys' fees, actually and reasonably incurred by him in connection with the defense or settlement of the action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation. No indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable for negligence or misconduct in the performance of his duty to the corporation unless and only to the extent that the court in which the action or suit was brought determined upon application that, despite the adjudication of liability and in view of all the circumstances of the case, the person is fairly and reasonably entitled to indemnity for such expenses which the court shall deem proper.

         3. To the extent that a director, officer, employee or agent of the corporation has been successful on the merits or otherwise in defense of any action, suit, or proceeding referred to in sections 1 and 2 of this Article, or in defense of any claim, issue or matter therein, he shall be indemnified against expenses, including attorneys' fees, actually and reasonably incurred by him in connection with the action, suit or proceeding.

         4. Any indemnification under sections 1 and 2 of this Article unless ordered by a court, shall be made by the corporation only as authorized in the specific case upon a determination that indemnification of the director, officer, employee or agent is proper in the circumstances because he has met the applicable standard of the conduct set forth in this Article. The determination shall be made by the Board of Directors by a majority vote of a quorum consisting of directors who were not parties to the action, suit, or proceeding, or if such a quorum is not obtainable, or even if obtainable a quorum of disinterested directors so directs, by independent legal counsel in a written opinion, or by the shareholders.

         5. Expenses incurred in defending a civil or criminal action, suit or proceeding may be paid by the corporation in advance of the final disposition of the action, suit, or proceeding as authorized by the Board of Directors in the specific case upon receipt of an undertaking by or on behalf of the director, officer, employee or agent to repay such amount unless it shall ultimately be determined that he is entitled to be indemnified by the corporation as authorized in this Article.

         6. The indemnification provided by this Article shall not be deemed exclusive of any other rights to which those seeking indemnification may be entitled under any agreement, vote of shareholders or disinterested directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, and personal representatives of such a person.

         7. The corporation may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as an officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the corporation would have the power to indemnify him against such liability under the provisions of this Article.

         8. Any indemnification of a director in accordance with this Article, including any payment or reimbursement of expenses, shall be reported in writing to the shareholders with the notice of the next shareholders' meeting or prior to such meeting.

                                   ARTICLE IV

                                   AMENDMENTS

         These by-laws may be altered, amended or repealed and new by-laws may be adopted by the Board of Directors or the Shareholders at a meeting thereof called for that purpose or by unanimous, written consent in lieu of such a meeting.

                                   ARTICLE XIV

                                   ARTICLE XV

                                   ACCOUNTING

         The accounting year to be adopted by the corporation shall be determined by resolution of the Board of Directors.

                                   ARTICLE XVI

                               INSPECTION OF BOOKS

         The Board of Directors shall determine from time to time whether, and if allowed, when and under what conditions and regulations the accounts and books of the corporation, or any of them, shall be opened to the inspection of the shareholders, and the shareholders' rights in this respect are and shall be restricted and limited accordingly, but not contrary to law.


                                                      /s/
                                                  ------------------------------
                                                             President


                                                      /s/
                                                  ------------------------------
                                                             Secretary

Date adopted: February 8, 1984

                             FIRST AMENDMENT TO THE
                                AMENDED BYLAWS OF
                           T.O. HAAS HOLDING CO., INC.

         This First Amendment to the Amended Bylaws of T.O. Haas Holding Co., Inc. was adopted at the Special Meeting of the Directors of the Corporation held on August 11, 1994.

         Article II, Section 2 is amended to read as follows:

         2. Number. There shall be a minimum of three (3) and a maximum of twenty-five (25) directors as shall be determined from time to time by the Board of Directors or the shareholders, but in no event shall a decrease in the number have the effect of shortening the term of any incumbent director.


         Dated: August 11, 1994            /s/ William E. Olson
                                           -------------------------------------
                                           William E. Olson, Assistant Secretary

                             SECOND AMENDMENT TO THE
                                AMENDED BYLAWS OF
                           T.O. HAAS HOLDING CO., INC.

         This Second Amendment to the Amended Bylaws of T.O. Haas Holding Co., Inc. was adopted at the Special Meeting of the Directors of the Corporation held on September 14, 1998.

         Article II, Section 2 of the Bylaws is amended to read as follows:

         2. Number. There shall be a minimum of one (1) and a maximum of twenty-five (25) directors as shall be determined from time to time by the Board of Directors or the shareholders, but in no event shall a decrease in the number have the effect of shortening the term of any incumbent director.


         Dated: September 14, 1998      /s/ William E. Olson
                                        ----------------------------------------
                                        William E. Olson, Assistant Secretary